UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

News Corporation (the “Company”) held its Annual Meeting of Stockholders on November 13, 2014 (the “Annual Meeting”). A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters is set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
K. Rupert Murdoch	111,786,436	53,745,496	1,824,667	4,317,022
Lachlan K. Murdoch	113,153,122	53,519,587	683,890	4,317,022
Robert J. Thomson	113,566,097	53,102,774	687,728	4,317,022
José María Aznar	106,174,041	60,496,912	685,646	4,317,022
Natalie Bancroft	105,973,956	60,697,056	685,587	4,317,022
Peter L. Barnes	111,016,283	54,512,871	1,827,445	4,317,022
Elaine L. Chao	109,257,972	57,412,530	686,097	4,317,022
John Elkann	122,960,815	43,707,078	688,706	4,317,022
Joel I. Klein	112,362,516	54,305,001	689,082	4,317,022
James R. Murdoch	109,925,958	56,745,043	685,598	4,317,022
Ana Paula Pessoa	113,562,504	53,105,007	689,088	4,317,022
Masroor Siddiqui	113,558,428	53,110,599	687,572	4,317,022

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 passed and was voted upon as follows:

For:	167,104,420
Against:	3,874,535
Abstain:	694,666

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	138,369,886
Against:	26,830,145
Abstain:	2,156,568
Broker Non-Votes:	4,317,022

Proposal 4: A proposal to vote, on an advisory, non-binding basis, for the preference as to the frequency of future advisory votes to approve executive compensation was voted upon as follows:

One Year:	160,978,805
Two Years:	217,584
Three Years:	3,993,626
Abstain:	2,166,584
Broker Non-Votes:	4,317,022

Proposal 5: A proposal to approve the material terms of the performance goals under the News Corporation 2013 Long-Term Incentive Plan, as amended and restated, for purposes of Section 162(m) of the Internal Revenue Code passed and was voted upon as follows:

For:	163,324,241
Against:	3,996,094
Abstain:	36,264
Broker Non-Votes:	4,317,022

Proposal 6: A stockholder proposal to eliminate the Company’s dual class capital structure did not pass and was voted upon as follows:

For:	79,057,219
Against:	87,590,542
Abstain:	708,838
Broker Non-Votes:	4,317,022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: November 14, 2014